Exhibit 5.1

[LETTERHEAD OF MELLO JONES & MARTIN]

October 29, 2010

Tsakos Energy Navigation Limited

367 Syngrou Avenue

175 64 P. Faliro

Athens, Greece

Re:	Tsakos Energy Navigation Limited

Ladies and Gentlemen:

We have acted as special Bermuda counsel to Tsakos Energy Navigation Limited, a Bermuda company (the “Company”), in connection with the offering of an aggregate of 7,623,318 common shares, par value $1.00 per share (the “Shares”) of the Company, of which (i) 6,726,457 Shares are to be offered and sold by the Company in accordance with the terms of the Underwriting Agreement, dated as of October 27, 2010, by and between the Company and Credit Suisse Securities (USA) LLC (the “Underwriting Agreement”) and (ii) 896,861 Shares are to be offered and sold pursuant to the Purchase Agreement (the “Purchase Agreement”), dated October 27, 2010, by and among the Company, Kelley Enterprises Inc., Marsland Holdings Limited and Redmont Trading Corp., as described in the Company’s preliminary prospectus supplement dated October 26, 2010 and the Company’s final prospectus supplement dated October 27, 2010 (collectively, the “Prospectus Supplement”), and the accompanying prospectus, dated July 14, 2009 (such documents, collectively, the “Prospectus”), that form part of the Company’s effective registration statement on Form F-3, as amended (File No. 333-159218) (the “Registration Statement”).

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Company’s Certificate of Incorporation, Certificates of Incorporation on Change of Name, Certificate of Registration of Altered Memorandum of Association, Memorandum of Association and Bye-laws, the Registration Statement and Prospectus included therein, the Prospectus Supplement, the Underwriting Agreement, the Purchase Agreement, the resolutions of the Board of Directors of the Company dated May 12, 2009, October 26, 2010 and October 27, 2010 authorizing, among other things, the issue and sale of the Shares and such other documents and records as we have deemed necessary. The documents referred to in this paragraph are collectively referred to herein as the “Documents”.

In our examination of the Documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the Documents, the authenticity of all Documents submitted to us as originals, the conformity to the original documents of all Documents submitted to us as certified, photostatic, reproduced or conformed copies and the authenticity of all such Documents.

We have also assumed that (i) the Shares will be delivered, against receipt of the consideration approved by the Company which will be no less than the par value thereof; and (ii) all Shares will be issued in compliance with applicable U.S. federal and state securities and other laws (other than the laws of Bermuda in respect of which we are opining).

Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that the Shares, when issued and delivered, will be duly and validly issued, fully paid and non-assessable.

This opinion is limited to the matters stated herein. We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relate to compliance with or matters governed by the laws of any jurisdiction except Bermuda.

This opinion has been prepared for use in connection with the filing by the Company of a Current Report on Form 6-K, which will be incorporated by reference into the Registration Statement and the Prospectus.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the above-described Form 6-K and to the reference to this firm under the caption “Legal Matters” in the Prospectus Supplement. In giving this consent, we do not admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Yours faithfully,

/s/ MELLO JONES & MARTIN

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